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EXHIBIT 3.3

                            CERTIFICATE OF SECRETARY

         I, the undersigned, do hereby certify that:

         (1) I am the duly elected and acting Secretary of Creative Master International, Inc., a Delaware corporation (the "Company"); and

         (2) Attached hereto as Exhibit A is a copy of a resolution duly adopted by the Board of Directors at a meeting held on March 8, 2000.

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 28th day of March, 2000.

                                              /s/ Shing Kam Ming
                                              ---------------------------
                                              Shing Kam Ming
                                              Secretary

                                                                       EXHIBIT A

WHEREAS: The Board is authorized under Article IX of the Company's by-laws, as amended, to adopt amendments to the by-laws; and

WHEREAS: The Board has determined that it is in the best interests of the Company and its stockholders that the Company's by-laws be amended to permit the Board to designate committees of the Board consisting of one or more directors of the Company;

NOW, THEREFORE, BE IT RESOLVED: That Article III, Section 16 of the Company's by-laws is hereby amended to read in its entirety as follows:

       "16. COMMITTEES. The Board, by resolution adopted by a majority of the entire Board, may from time to time designate one or more committees, each committee to consist of one or more directors, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall remain in existence at the pleasure of the Board. Participation of any one or more members of a committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time shall constitute a director's presence in person at any such meeting. Any action authorized in writing by all of the members of a committee and filed with the minutes of the committee shall be the act of the committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the committee."